Evergreen VA Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
13	STATEMENT OF ASSETS AND LIABILITIES
14	STATEMENT OF OPERATIONS
15	STATEMENTS OF CHANGES IN NET ASSETS
16	NOTES TO FINANCIAL STATEMENTS
20	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Maureen E. Cullinane, CFA Large Cap Core Growth Team Lead Manager	Timothy E. O'Grady Value Equity Team Lead Manager

PERFORMANCE AND RETURNS1

Portfolio inception date: 3/1/1996

	Class 1	Class 2
Class inception date	3/1/1996	7/31/2002

6-month return	11.42%	11.30%

Average annual return

1 year	0.34%	0.13%

5 year	-5.51%	-5.55%

Since portfolio inception	3.56%	3.53%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Fund Class 1 shares,1 versus a similar investment in the Russell 1000 Index (Russell 1000), the Standard & Poor's 500 Index (S&P 500) and the Consumer Price Index (CPI).

The Russell 1000 and the S&P 500 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 1[1]	(unaudited)	2002[2]	2001	2000	1999[2]	1998[2]

Net asset value, beginning of period	$9.51	$12.29	$14.96	$17.31	$15.31	$14.89

Income from investment operations
Net investment income	0.06	0.06	0.06	0.03	0.09	0.07
Net realized and unrealized gains or losses on securities	1.02	(2.78)	(2.73)	(2.06)	3.36	0.86
Total from investment operations	1.08	(2.72)	(2.67)	(2.03)	3.45	0.93

Distributions to shareholders from
Net investment income	(0.09)	(0.06)	0	(0.03)	(0.11)	0
Net realized gains	0	0	0	(0.29)	(1.34)	(0.51)
Total distributions to shareholders	(0.09)	(0.06)	0	(0.32)	(1.45)	(0.51)

Net asset value, end of period	$10.50	$9.51	$12.29	$14.96	$17.31	$15.31

Total return[3]	11.42%	(22.22%)	(17.85%)	(11.99%)	23.03%	6.44%

Ratios and supplemental data
Net assets, end of period (thousands)	$23,195	$32,054	$47,016	$65,556	$69,774	$45,820
Ratios to average net assets
Expenses[4]	1.00% [5]	0.98%	0.95%	1.03%	1.02%	1.01%
Net investment income	0.57% [5]	0.52%	0.45%	0.18%	0.57%	0.49%
Portfolio turnover rate	70%	117%	171%	127%	111%	16%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
2 Net investment income per share is based on average shares outstanding during the period.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended	Year Ended
	June 30, 2003	December 31,
CLASS 2	(unaudited)	2002[1,2]

Net asset value, beginning of period	$9.50	$9.74

Income from investment operations
Net investment income	0.05	0.02
Net realized and unrealized gains or losses on securities	1.02	(0.26)
Total from investment operations	1.07	(0.24)

Distributions to shareholders from
Net investment income	(0.06)	0

Net asset value, end of period	$10.51	$9.50

Total return[3]	11.30%	(2.46%)

Ratios and supplemental data
Net assets, end of period (thousands)	$2	$3
Ratios to average net assets
Expenses[4]	1.14%[5]	1.26%[5]
Net investment income	0.38%[5]	0.53%[5]
Portfolio turnover rate	70%	117%

1 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
2 Net investment income per share is based on average shares outstanding during the period.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS 97.5%
CONSUMER DISCRETIONARY 14.7%
Hotels, Restaurants & Leisure 0.6%
International Game Technology, Inc.	1,100	$ 112,563
Starwood Hotels & Resorts, Class B	491	14,038
126,601
Household Durables 1.9%
Black & Decker Corp.	5,922	257,311
Centex Corp.	784	60,987
Harman International Industries, Inc.	1,500	118,710
437,008
Internet & Catalog Retail 4.0%
Amazon.com, Inc. *	6,600	240,834
eBay, Inc. *	2,500	260,450
InterActiveCorp *	10,600	419,442
920,726
Leisure Equipment & Products 0.5%
Eastman Kodak Co.	4,359	119,219
Media 4.4%
AOL Time Warner, Inc. *	9,840	158,326
Comcast Corp., Class A *	11,394	328,489
Liberty Media Corp., Class A *	28,073	324,524
New York Times Co., Class A	2,221	101,055
Tribune Co.	2,400	115,920
1,028,314
Multi-line Retail 0.2%
Dollar General Corp.	3,000	54,780
Specialty Retail 2.5%
Barnes & Noble, Inc. *	2,588	59,653
Bed Bath & Beyond, Inc. *	5,000	194,050
Best Buy Co., Inc. *	3,500	153,720
Home Depot, Inc.	5,500	182,160
589,583
Textiles, Apparel & Luxury Goods 0.6%
Coach, Inc. *	1,200	59,688
Jones Apparel Group, Inc. *	2,037	59,603
Liz Claiborne, Inc.	394	13,888
133,179
CONSUMER STAPLES 7.1%
Beverages 1.9%
Anheuser-Busch Companies, Inc.	1,627	83,058
Coca-Cola Co.	4,000	185,640
PepsiCo, Inc.	3,853	171,459
440,157
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER STAPLES continued
Food & Staples Retailing 1.4%
Wal-Mart Stores, Inc.	6,200	$ 332,754
Food Products 1.1%
ConAgra, Inc.	1,849	43,636
Kellogg Co.	2,883	99,089
McCormick & Co., Inc.	4,200	114,240
256,965
Household Products 1.6%
Dial Corp.	2,598	50,531
Kimberly-Clark Corp.	2,315	120,704
Procter & Gamble Co.	2,286	203,866
375,101
Personal Products 0.1%
Avon Products, Inc.	435	27,057
Tobacco 1.0%
Altria Group, Inc.	4,843	220,066
ENERGY 8.5%
Energy Equipment & Services 1.4%
Cooper Cameron Corp. *	1,689	85,092
ENSCO International, Inc.	2,650	71,285
Halliburton Co.	2,436	56,028
Nabors Industries, Ltd. *	1,324	52,364
Noble Corp. *	1,813	62,186
326,955
Oil & Gas 7.1%
Anadarko Petroleum Corp.	1,720	76,488
Apache Corp.	3,720	242,023
Burlington Resources, Inc.	1,323	71,535
ChevronTexaco Corp.	1,466	105,845
ConocoPhillips	2,093	114,696
Devon Energy Corp.	6,136	327,662
Exxon Mobil Corp.	7,159	257,080
Occidental Petroleum Corp.	5,781	193,953
Valero Energy Corp.	2,214	80,435
XTO Energy, Inc.	8,304	166,993
1,636,710
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
FINANCIALS 19.0%
Capital Markets 4.0%
Bank of New York Co., Inc.	644	$ 18,515
J.P. Morgan Chase & Co.	11,533	394,198
Merrill Lynch & Co., Inc.	5,883	274,619
Morgan Stanley	3,821	163,348
State Street Corp.	1,816	71,550
922,230
Commercial Banks 6.1%
Bank of America Corp.	5,975	472,204
Bank One Corp.	4,171	155,078
First Tennessee National Corp.	3,199	140,468
Hibernia Corp., Class A	2,658	48,269
PNC Financial Services Group	325	15,863
U.S. Bancorp	10,051	246,250
Wells Fargo & Co.	6,839	344,686
1,422,818
Consumer Finance 1.3%
American Express Co.	7,303	305,338
Diversified Financial Services 3.0%
Citigroup, Inc.	16,301	697,683
Insurance 2.4%
Allstate Corp.	4,051	144,418
American International Group, Inc.	2,944	162,450
Hartford Financial Services Group, Inc.	2,300	115,828
Marsh & McLennan Co.	229	11,695
MBIA, Inc.	293	14,284
XL Capital, Ltd., Class A	1,200	99,600
548,275
Thrifts & Mortgage Finance 2.2%
Fannie Mae	1,834	123,685
Freddie Mac	1,864	94,635
Sovereign Bancorp, Inc.	5,952	93,149
Washington Mutual, Inc.	4,757	196,464
507,933
HEALTH CARE 17.6%
Biotechnology 2.7%
Amgen, Inc. *	3,400	225,896
Genentech, Inc. *	1,800	129,816
Gilead Sciences, Inc. *	2,000	111,160
IDEC Pharmaceuticals Corp. *	1,700	57,800
MedImmune, Inc. *	2,800	101,836
626,508
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
HEALTH CARE continued
Health Care Equipment & Supplies 4.2%
Becton Dickinson & Co.	2,656	$ 103,186
Boston Scientific Corp. *	2,800	171,080
Guidant Corp.	2,000	88,780
Medtronic, Inc.	6,624	317,753
Saint Jude Medical, Inc. *	2,500	143,750
Stryker Corp.	2,100	145,677
970,226
Health Care Providers & Services 2.2%
AmerisourceBergen Corp.	2,000	138,700
Anthem, Inc. *	1,137	87,719
Caremark Rx, Inc. *	2,400	61,632
Tenet Healthcare Corp. *	380	4,427
UnitedHealth Group, Inc.	4,600	231,150
523,628
Pharmaceuticals 8.5%
Bristol-Myers Squibb Co.	4,540	123,261
Eli Lilly & Co.	2,451	169,046
IVAX Corp. *	5,500	98,175
Johnson & Johnson Co.	3,407	176,142
Merck & Co., Inc.	3,117	188,734
Mylan Laboratories, Inc.	5,000	173,850
Pfizer, Inc.	18,761	640,688
Teva Pharmaceutical Industries, Ltd., ADR	3,300	187,869
Watson Pharmaceuticals, Inc. *	1,500	60,555
Wyeth	3,476	158,332
1,976,652
INDUSTRIALS 10.9%
Aerospace & Defense 1.4%
Honeywell International, Inc.	6,197	166,389
Lockheed Martin Corp.	1,288	61,270
Northrop Grumman Corp.	1,203	103,807
331,466
Commercial Services & Supplies 3.4%
Apollo Group, Inc., Class A *	4,400	271,744
Career Education Corp. *	3,600	246,312
Cendant Corp. *	9,800	179,536
Waste Management, Inc.	3,445	82,990
780,582
Electrical Equipment 0.7%
Emerson Electric Co.	3,071	156,928
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INDUSTRIALS continued
Industrial Conglomerates 3.4%
3M Co.	1,755	$ 226,360
General Electric Co.	13,457	385,947
Textron, Inc.	202	7,882
Tyco International, Ltd.	9,308	176,666
796,855
Machinery 1.4%
Deere & Co.	3,670	167,719
Dover Corp.	468	14,021
Illinois Tool Works, Inc.	2,275	149,809
331,549
Road & Rail 0.6%
CSX Corp.	4,534	136,428
INFORMATION TECHNOLOGY 12.7%
Communications Equipment 1.6%
Cisco Systems, Inc. *	18,471	308,281
Nokia Corp., ADR	3,365	55,287
363,568
Computers & Peripherals 2.8%
Apple Computer, Inc. *	1,863	35,621
Dell Computer Corp. *	5,500	175,780
Hewlett-Packard Co.	10,296	219,305
International Business Machines Corp.	2,027	167,227
Sun Microsystems, Inc. *	13,000	59,800
657,733
Electronic Equipment & Instruments 0.7%
Tech Data Corp. *	2,670	71,316
Thermo Electron Corp. *	4,767	100,202
171,518
IT Services 1.4%
First Data Corp.	8,014	332,100
Semiconductors & Semiconductor Equipment 2.1%
Intel Corp.	8,930	185,601
LSI Logic Corp. *	6,472	45,822
QLogic Corp. *	2,300	111,159
Texas Instruments, Inc.	7,698	135,485
478,067
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Software 4.1%
Intuit, Inc. *	2,500	$ 111,325
Microsoft Corp.	20,312	520,190
Oracle Corp. *	16,700	200,734
Veritas Software Corp. *	3,700	106,079
938,328
MATERIALS 2.4%
Chemicals 1.1%
E.I. du Pont de Nemours & Co.	314	13,075
PPG Industries, Inc.	2,398	121,675
Praxair, Inc.	1,940	116,594
251,344
Metals & Mining 0.5%
Alcoa, Inc.	1,034	26,367
Nucor Corp.	2,158	105,418
131,785
Paper & Forest Products 0.8%
International Paper Co.	3,758	134,273
MeadWestvaco Corp.	2,071	51,154
185,427
TELECOMMUNICATION SERVICES 2.3%
Diversified Telecommunication Services 2.3%
ALLTEL Corp.	1,650	79,563
BellSouth Corp.	2,247	59,837
Centurytel, Inc.	3,023	105,351
SBC Communications, Inc.	4,667	119,242
Telefonos de Mexico SA de CV, ADR	1,935	60,798
Verizon Communications, Inc.	2,537	100,085
524,876
UTILITIES 2.3%
Electric Utilities 1.6%
Exelon Corp.	3,487	208,558
FPL Group, Inc.	2,393	159,972
368,530
Multi-Utilities & Unregulated Power 0.7%
Duke Energy Corp.	1,196	23,860
El Paso Corp.	438	3,539
Scana Corp.	3,915	134,206
161,605
Total Common Stocks		22,625,155
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

SHORT-TERM INVESTMENTS 2.2%
MUTUAL FUND SHARES 2.2%
Evergreen Institutional U.S. Government Money Market Fund (o)	512,638	$ 512,638
Total Investments (cost $21,496,408) 99.7%		23,137,793
Other Assets and Liabilities 0.3%		59,155
Net Assets 100.0%		$ 23,196,948

*	Non-income producing security
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.

Summary of Abbreviations:
ADR	American Depository Receipt
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 21,496,408
Net unrealized gains on securities	1,641,385

Market value of securities	23,137,793
Receivable for securities sold	160,257
Dividends receivable	24,172

Total assets	23,322,222

Liabilities
Payable for securities purchased	110,784
Advisory fee payable	478
Due to other related parties	64
Accrued expenses and other liabilities	13,948

Total liabilities	125,274

Net assets	$ 23,196,948

Net assets represented by
Paid-in capital	$ 42,707,996
Undistributed net investment income	67,577
Accumulated net realized losses on securities	(21,220,010)
Net unrealized gains on securities	1,641,385

Total net assets	$ 23,196,948

Net assets consists of
Class 1	$ 23,195,224
Class 2	1,724

Total net assets	$ 23,196,948

Shares outstanding
Class 1	2,209,563
Class 2	164

Net asset value per share
Class 1	$ 10.50
Class 2	$ 10.51

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign witholding taxes of $255)	$ 198,997

Expenses
Advisory fee	95,132
Distribution Plan expenses	2
Administrative services fee	12,684
Transfer agent fees	410
Trustees' fees and expenses	410
Printing and postage expenses	5,437
Custodian fees	5,107
Professional fees	5,181
Interest expense	1,726
Other	1,249

Total expenses	127,338
Less: Expense reductions	(36)

Net expenses	127,302

Net investment income	71,695

Net realized and unrealized gains or losses on securities
Net realized losses on securities	(2,988,312)
Net change in unrealized gains or losses on securities	4,525,822

Net realized and unrealized gains or losses on securities	1,537,510

Net increase in net assets resulting from operations	$ 1,609,205

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	June 30, 2003		Year Ended
	(unaudited)		December 31, 2002

Operations
Net investment income		$ 71,695		$ 203,217
Net realized losses on securities		(2,988,312)		(5,997,358)
Net change in unrealized gains or losses on securities		4,525,822		(4,379,051)

Net increase (decrease) in net assets resulting from operations		1,609,205		(10,173,192)

Distributions to shareholders from
Net investment income
Class 1*		(196,838)		(237,020)
Class 2		(6)		0

Total distributions to shareholders		(196,844)		(237,020)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1*	28,444	272,724	52,997	560,352
Class 2	87	856	274	2,628

		273,580		562,980

Net asset value of shares issued in reinvestment of distributions
Class 1*	20,874	196,838	19,396	237,020
Class 2	1	6	0	0

		196,844		237,020

Payment for shares redeemed
Class 1*	(1,209,461)	(10,740,143)	(755,700)	(7,787,762)
Class 2	(198)	(1,891)	0	0

		(10,742,034)		(7,787,762)

Net asset value of shares issued in acquisition
Class 1*	0	0	227,521	2,437,676

Net decrease in net assets resulting from capital share transactions		(10,271,610)		(4,550,086)

Total decrease in net assets		(8,859,249)		(14,960,298)
Net assets
Beginning of period		32,056,197		47,016,495

End of period		$ 23,196,948		$ 32,056,197

Undistributed net investment income		$ 67,577		$ 192,726

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

c. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

d. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

e. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee starting at 0.75% and declining to 0.70% as average daily net assets increase.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made.

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $3,429 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. ACQUISITION

Effective on the close of business on June 14, 2002, the Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Equity Fund II in a tax-free exchange for Class 1 shares of the Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $364,014. The aggregate net assets of the Fund and Wachovia Equity Fund

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

II immediately prior to the acquisition were $38,922,391 and $2,437,676, respectively. The aggregate net assets of the Fund immediately after the acquisition were $41,360,067.

6. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $17,992,313 and $28,639,060, respectively, for the six months ended June 30, 2003.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $21,496,408. The gross unrealized appreciation and depreciation on securities based on tax cost was $2,553,251 and $911,866, respectively, with a net unrealized appreciation of $1,641,385.

As of December 31, 2002, the Fund had $16,774,783 in capital loss carryovers for federal income tax purposes expiring as follows:

Expiration

2007	2008	2009	2010

$ 4,431	$ 3,052,498	$ 8,892,934	$ 4,824,920

For income tax purposes, capital losses incurred after October 31 within the Fund's fiscal year are deemed to arise on the first business day of the following fiscal year. As of December 31, 2002, the Fund incurred and elected to defer post-October losses of $726,469.

7. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

8. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $36.

9. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

10. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata.

During the six months ended June 30, 2003, the Fund had average borrowings outstanding of $190,466 at a rate of 1.84% and paid interest of $1,726.

TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566902   8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034